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                                                                    Exhibit 99.1

                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 11-K of the Unitrin, Inc. 401(k) Savings Plan (the "Plan") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Edward J. Konar, the undersigned, hereby certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



/s/ Edward J. Konar
Name:  Edward J. Konar
Title: Vice President
Date:  June 25, 2003


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Plan for purposes of ss.18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided and will be retained by Unitrin, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.